Exhibit 99.1
Rexford Industrial Announces Second Quarter 2024 Financial Results

Los Angeles, California - July 17, 2024 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the second quarter of 2024.

Second Quarter 2024 Financial and Operational Highlights:
•Net income attributable to common stockholders of $79.8 million, or $0.37 per diluted share, as compared to $51.6 million, or $0.26 per diluted share, for the prior year quarter.
•Company share of Core FFO of $129.6 million, an increase of 19.5% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.60, an increase of 11.1% as compared to the prior year quarter.
•Consolidated Portfolio NOI of $181.1 million, an increase of 20.9% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 6.0% and Same Property Portfolio Cash NOI increased 9.1% as compared to the prior year quarter.
•Average Same Property Portfolio occupancy of 96.9%.
•Comparable rental rates increased by 67.7% compared to prior rents on a GAAP basis and by 49.0% on a cash basis on 2.3 million rentable square feet of new and renewal leases.
•Completed three acquisitions for an aggregate purchase price of $169.5 million and sold four properties for an aggregate sales price of $37.0 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 24.1%.

“Rexford Industrial’s strong year-to-date performance demonstrates the resilience of our value-driven business model and associated outsized cash flow growth,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “As we look forward, we believe Rexford Industrial’s entrepreneurial asset management program and accretive approach to capital allocation and recycling will enable us to further differentiate our performance as we continue to capitalize upon a significant market opportunity to create value for our stakeholders.”

Financial Results:

The Company reported net income attributable to common stockholders for the second quarter of $79.8 million, or $0.37 per diluted share, compared to $51.6 million, or $0.26 per diluted share for the prior year quarter. For the six months ended June 30, 2024, net income attributable to common stockholders was $138.4 million, or $0.64 per diluted share, compared to $109.4 million, or $0.55 per diluted share for the prior year period. Net income for the six months ended June 30, 2024 includes $16.3 million of gains on sale of real estate, as compared to $12.1 million for the prior year period.

The Company reported its share of Core FFO for the second quarter of $129.6 million, representing a 19.5% increase compared to $108.4 million for the prior year quarter. The Company reported Core FFO of $0.60 per diluted share, representing an increase of 11.1% compared to $0.54 per diluted share for the prior year quarter. For the six months ended June 30, 2024, Core FFO was $253.1 million, representing a 19.9% increase compared to $211.1 million for the prior year period. For the six months ended June 30, 2024, the Company reported Core FFO of $1.17 per diluted share, representing an increase of 10.4% compared to $1.06 per diluted share for the prior year period.

In the second quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 20.9% and 21.7%, respectively, compared to the prior year quarter. For the six months ended June 30, 2024, the Company’s consolidated portfolio NOI and Cash NOI increased 18.0% and 19.7%, respectively, compared to the prior year period.

In the second quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 6.0% and 9.1%, respectively, compared to the prior year quarter. For the six months ended June 30, 2024, the Company’s Same Property Portfolio NOI and Cash NOI increased 5.9% and 9.0%, respectively, compared to the prior year period.

Operating Results:

Second quarter 2024 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target infill Southern California markets:

	Q2-2024 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	60	1,033,006	45.2%	29.7%
Renewal Leases	69	1,228,905	78.6%	58.2%
Total Leases	129	2,261,911	67.7%	49.0%

As of June 30, 2024, the Company’s Same Property Portfolio occupancy was 97.3%. Average Same Property Portfolio occupancy for the second quarter was 96.9%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.9% occupied and 98.0% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 93.7% occupied and 94.3% leased.

Transaction Activity:

During the second quarter of 2024, the Company completed three acquisitions totaling $169.5 million comprising 501,397 square feet of buildings on 23 acres of land. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 5.8% and an unlevered stabilized yield on total investment of 6.1%. Year to date, the Company has completed $1.3 billion in total investments, comprising 3.7 million square feet of buildings on 181 acres of land, which are projected to generate an aggregate weighted average unlevered initial yield of 4.9% and a projected unlevered stabilized yield of 5.7% on total investment.

Additionally, the Company sold four properties for an aggregate sales price of $37.0 million which generated a weighted average unlevered IRR on investment of 12.9%.

The Company currently has a near-term acquisition pipeline comprising approximately $160 million of new investments within prime infill Southern California industrial markets under contract or accepted offer. These acquisitions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions.

During the second quarter of 2024, the Company rent commenced and stabilized two repositioning projects equal to 84,998 square feet, representing a total investment of $54.3 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 9.5%. The Company leased a total of four repositioning and redevelopment projects representing 379,594 square feet during the second quarter of 2024 and subsequent to quarter end.

Year to date, the Company stabilized four repositioning projects totaling 123,019 square feet, which represent a total investment of $66.4 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 9.7%.

Balance Sheet:
The Company ended the second quarter with $125.7 million in cash on hand and $995.0 million available under its unsecured revolving credit facility. As of June 30, 2024, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.8%, an average term-to-maturity of 4.1 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

During the second quarter of 2024, the Company did not execute on its ATM Program or settle outstanding forward equity sale agreements. As of June 30, 2024, the Company’s ATM Program had approximately $927.4 million of remaining capacity. As of July 17, 2024, approximately $832.3 million of net forward proceeds remain for settlement related to the March 2024 public equity offering.

Dividends:

On July 15, 2024, the Company’s Board of Directors authorized a dividend in the amount of $0.4175 per share for the third quarter of 2024, payable in cash on October 15, 2024, to common stockholders and common unit holders of record as of September 30, 2024.

On July 15, 2024, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on September 30, 2024, to preferred stockholders of record as of September 16, 2024.

Guidance:

The Company is updating its full year 2024 guidance as indicated below. The Core FFO guidance refers to the Company’s in-place portfolio as of July 17, 2024, and does not include any assumptions for additional acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete detail of guidance and 2024 Guidance Rollforward.

2024 Outlook (1)	Q2 2024 Updated Guidance	Q1 2024 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.19 - $1.21	$1.17 - $1.20
Company share of Core FFO per diluted share	$2.32 - $2.34	$2.31 - $2.34
Same Property Portfolio NOI Growth - GAAP	4.25% - 5.25%	4.25% - 5.25%
Same Property Portfolio NOI Growth - Cash	7.0% - 8.0%	7.0% - 8.0%
Average Same Property Portfolio Occupancy (Full Year) (2)	96.5% - 97.0%	96.5% - 97.0%
General and Administrative Expenses (3)	+/- $83.0M	+/- $83.0M
Net Interest Expense	+/- $99.0M	+/- $99.0M

(1)2024 Guidance represents the in-place portfolio as of July 17, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through June 30, 2024 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (unless otherwise noted).
(3)2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $39.2 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with executive management will be held on Thursday, July 18, 2024, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 9448082.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 422 properties with approximately 49.7 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.19	$1.21
Company share of depreciation and amortization	1.20	1.20
Company share of gains on sale of real estate(1)	(0.07)	(0.07)
Company share of Core FFO	$2.32	$2.34
(1)Reflects the sale of four properties during the six months ended June 30, 2024.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through June 30, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through June 30, 2024, and (ii) properties acquired prior to January 1, 2023 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of June 30, 2024, our 2024 Same Property Portfolio consisted of buildings aggregating 36,956,243 rentable square feet at 293 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date - Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of June 30, 2024, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 24.1%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

investorrelations@rexfordindustrial.com

Financial Statements and Reconciliations:

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Land	$7,650,740	$6,815,622
Buildings and improvements	4,330,709	3,933,379
Tenant improvements	178,832	167,251
Furniture, fixtures, and equipment	132	132
Construction in progress	343,275	240,010
Total real estate held for investment	12,503,688	11,156,394
Accumulated depreciation	(874,413)	(782,461)
Investments in real estate, net	11,629,275	10,373,933
Cash and cash equivalents	125,710	33,444
Loan receivable, net	123,014	122,784
Rents and other receivables, net	17,685	17,494
Deferred rent receivable, net	140,196	123,325
Deferred leasing costs, net	68,161	59,351
Deferred loan costs, net	2,713	3,426
Acquired lease intangible assets, net	220,021	153,670
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	16,510	9,896
Other assets	18,501	25,225
Acquisition related deposits	1,250	2,125
Total Assets	$12,368,192	$10,929,829
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,348,697	$2,225,914
Accounts payable, accrued expenses and other liabilities	153,993	128,842
Dividends and distributions payable	94,582	83,733
Acquired lease intangible liabilities, net	163,109	147,561
Tenant security deposits	91,162	84,872
Tenant prepaid rents	101,473	115,002
Total Liabilities	3,953,016	2,785,924
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at June 30, 2024 and December 31, 2023 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at June 30, 2024 and December 31, 2023 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 217,840,073 and 212,346,450 shares outstanding at June 30, 2024 and December 31, 2023, respectively	2,178	2,123
Additional paid in capital	8,235,484	7,940,781
Cumulative distributions in excess of earnings	(381,507)	(338,835)
Accumulated other comprehensive loss	13,834	7,172
Total stockholders’ equity	8,025,665	7,766,917
Noncontrolling interests	389,511	376,988
Total Equity	8,415,176	8,143,905
Total Liabilities and Equity	$12,368,192	$10,929,829

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUES
Rental income	$232,973	$194,098	$443,963	$379,262
Management and leasing services	156	171	288	361
Interest income	4,444	1,497	7,418	2,379
TOTAL REVENUES	237,573	195,766	451,669	382,002
OPERATING EXPENSES
Property expenses	51,905	44,310	99,387	87,135
General and administrative	19,307	18,267	39,287	36,464
Depreciation and amortization	67,896	58,793	134,174	118,222
TOTAL OPERATING EXPENSES	139,108	121,370	272,848	241,821
OTHER EXPENSES
Other expenses	304	306	1,712	953
Interest expense	28,412	17,180	43,083	30,881
TOTAL EXPENSES	167,824	138,856	317,643	273,655
Gains on sale of real estate	16,268	—	16,268	12,133
NET INCOME	86,017	56,910	150,294	120,480
Less: net income attributable to noncontrolling interests	(3,541)	(2,717)	(6,447)	(5,781)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	82,476	54,193	143,847	114,699
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: earnings attributable to participating securities	(409)	(318)	(827)	(638)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$79,752	$51,560	$138,391	$109,432
Net income attributable to common stockholders per share – basic	$0.37	$0.26	$0.64	$0.55
Net income attributable to common stockholders per share – diluted	$0.37	$0.26	$0.64	$0.55
Weighted-average shares of common stock outstanding – basic	217,389	200,611	215,895	198,003
Weighted-average shares of common stock outstanding – diluted	217,389	200,667	215,913	198,238

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	June 30,
	2024	2023	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	97.0%	97.4%	(40) bps
Orange County	99.7%	98.6%	110 bps
Riverside / San Bernardino County	96.5%	94.0%	250 bps
San Diego County	96.3%	98.7%	(240) bps
Ventura County	94.8%	99.4%	(460) bps
Same Property Portfolio Weighted Average Occupancy	96.9%	97.1%	(20) bps

Ending Occupancy:	97.3%	97.3%	— bps
(1)Calculated by averaging the occupancy rate at the end of each month in 2Q-2024 and March 2024 (for 2Q-2024) and the end of each month in 2Q-2023 and March 2023 (for 2Q-2023).

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Rental income	$173,520	$163,991	$9,529	5.8%	$344,796	$326,002	$18,794	5.8%
Property expenses	38,821	36,934	1,887	5.1%	77,595	73,641	3,954	5.4%
Same Property Portfolio NOI	$134,699	$127,057	$7,642	6.0%	$267,201	$252,361	$14,840	5.9%
Straight line rental revenue adjustment	(5,116)	(7,015)	1,899	(27.1)%	(9,868)	(13,947)	4,079	(29.2)%
Above/(below) market lease revenue adjustments	(5,230)	(6,036)	806	(13.4)%	(10,872)	(12,233)	1,361	(11.1)%
Same Property Portfolio Cash NOI	$124,353	$114,006	$10,347	9.1%	$246,461	$226,181	$20,280	9.0%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$86,017	$56,910	$150,294	$120,480
General and administrative	19,307	18,267	39,287	36,464
Depreciation and amortization	67,896	58,793	134,174	118,222
Other expenses	304	306	1,712	953
Interest expense	28,412	17,180	43,083	30,881
Management and leasing services	(156)	(171)	(288)	(361)
Interest income	(4,444)	(1,497)	(7,418)	(2,379)
Gains on sale of real estate	(16,268)	—	(16,268)	(12,133)
Net operating income (NOI)	$181,068	$149,788	$344,576	$292,127
Straight line rental revenue adjustment	(9,567)	(8,653)	(16,935)	(16,281)
Above/(below) market lease revenue adjustments(1)	(7,268)	(6,232)	(14,859)	(14,522)
Cash NOI	$164,233	$134,903	$312,782	$261,324

NOI	$181,068	$149,788	$344,576	$292,127
Non-Same Property Portfolio rental income	(59,453)	(30,107)	(99,167)	(53,260)
Non-Same Property Portfolio property expenses	13,084	7,376	21,792	13,494
Same Property Portfolio NOI	$134,699	$127,057	$267,201	$252,361
Straight line rental revenue adjustment	(5,116)	(7,015)	(9,868)	(13,947)
Above/(below) market lease revenue adjustments	(5,230)	(6,036)	(10,872)	(12,233)
Same Property Portfolio Cash NOI	$124,353	$114,006	$246,461	$226,181

(1)Above/(below) market lease revenue adjustments include the write-off of $0 and $1,318 for the three and six months ended June 30, 2023, respectively, that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term. There were no comparable write-offs for the three and six months ended June 30, 2024.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$86,017	$56,910	$150,294	$120,480
Adjustments:
Depreciation and amortization	67,896	58,793	134,174	118,222
Gains on sale of real estate	(16,268)	—	(16,268)	(12,133)
Funds From Operations (FFO)	$137,645	$115,703	$268,200	$226,569
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: FFO attributable to noncontrolling interests(1)	(5,410)	(4,812)	(10,598)	(9,645)
Less: FFO attributable to participating securities(2)	(582)	(451)	(1,152)	(878)
Company share of FFO	$129,338	$108,125	$251,821	$211,417

Company Share of FFO per common share – basic	$0.59	$0.54	$1.17	$1.07
Company Share of FFO per common share – diluted	$0.59	$0.54	$1.17	$1.07

FFO	$137,645	$115,703	$268,200	$226,569
Adjustments:
Acquisition expenses	58	247	108	320
Impairment of right-of-use asset	—	—	—	188
Amortization of loss on termination of interest rate swaps	59	59	118	118
Non-capitalizable demolition costs	129	—	1,127	340
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	—	—	(1,318)
Core FFO	$137,891	$116,009	$269,553	$226,217
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: Core FFO attributable to noncontrolling interest(1)	(5,418)	(4,823)	(10,644)	(9,632)
Less: Core FFO attributable to participating securities(2)	(583)	(452)	(1,158)	(877)
Company share of Core FFO	$129,575	$108,419	$253,122	$211,079

Company share of Core FFO per common share – basic	$0.60	$0.54	$1.17	$1.07
Company share of Core FFO per common share – diluted	$0.60	$0.54	$1.17	$1.06

Weighted-average shares of common stock outstanding – basic	217,389	200,611	215,895	198,003
Weighted-average shares of common stock outstanding – diluted	217,389	200,667	215,913	198,238
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.